Exhibit 99.1

                                  PRESS RELEASE

                      For further information contact:  Edward F. Ruttenberg
                                                        Phone: (412) 422-2377
                                                        Fax:   (412) 422-2378
                                                        Release No:  2004-05

(BW) (NY-AMERICAN-LOCKER-GROUP) (NASDAQ:ALGI) AMERICAN LOCKER GROUP INCORPORATED POSTAL CONTRACT EXTENSION

BUSINESS EDITOR

JAMESTOWN,   NY-(BUSINESS   WIRE)  October  13,  2004   American   Locker  Group
Incorporated announced that its current contracts with the United States Postal Service (USPS) have been extended through February 28, 2005.

     On October 8, 2004 the Company and the USPS agreed to contract modifications that extend the current contracts for both polycarbonate and aluminum Cluster Box Units (CBUs) through February 28, 2005 and also lowered prices on all styles of CBU by approximately one percent (1%). All other terms and conditions of the contracts remain unchanged.



Safe Harbor Statement under the Private Securities Litigation Reform Act Of 1995

     Except for historical information contained in this press release, the matters discussed herein which contain forward-looking statements, including without limitation, statements relating to the Company's plans, strategies, objectives, expectations, intentions and adequacy of resources, are made pursuant to the Safe Harbor Provisions of the Private Securities
     Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties including without limitation the following: (i) the Company's plans, strategies, objectives, expectations, and intentions are subject to change at any time at the discretion of the Company, (ii) the Company's plans and results of operations will be affected by the Company's ability to manage its growth and inventory, (iii) the risk that the Company's contracts with the USPS will not be renewed, and (iv) other risks and uncertainties indicated from time to time in the Company's filings with the Securities and Exchange Commission.

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